As filed with the Securities and Exchange Commission on June 7, 1996
                                            Registration No. 333-
======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM S-8
                        REGISTRATION STATEMENT

                               Under the
                        Securities Act of 1933


                           WITCO CORPORATION

        (Exact name of registrant as specified in its charter)

            Delaware                                   13-1870000

  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

        One American Lane
     Greenwich, Connecticut                            06831-2559

(Address of Principal Executive Offices)                   (Zip Code)

                     ---------------------------

       1995 Stock Option Plan for Employees of Witco Corporation
                         and its Subsidiaries

                       (Full title of the plan)

                      --------------------------
                         David G. Ormsby, Esq.
                        CRAVATH, SWAINE & MOORE
                            Worldwide Plaza
                           825 Eighth Avenue
                       New York, New York 10019

                (Name and address of agent for service)

                            (212) 474-1000

     (Telephone number, including area code, of agent for service)
                      --------------------------

                    CALCULATION OF REGISTRATION FEE
=======================================================================
                                                Proposed
Title of                        Proposed        maximum
securities        Amount of     maximum         aggregate  Amount of
to be             shares to be  offering price  offering   registration
registered        registered    per share (1)   price (1)  fee (2)
- -----------------------------------------------------------------------
Common Stock,
par value $5.00
per share         1,000,000       $32.94      $32,937,500  $11,357.76
=======================================================================

     This Registration Statement constitutes Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-8
     (Registration No. 33-60755).

(1) Estimated solely for the purpose of determining the registration fee on the basis of the average of the highest and lowest prices of the registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 4, 1996.

(2) A filing fee of $28,633.62 was previously paid in connection with the registrant's Registration Statement on Form S-8 (Registration No. 33-60755) relating to the registration of 2,600,00 shares of the registrant's Common Stock.

          This registration statement relates to 1,000,000 shares of Common Stock, par value $5.00 per share (the "Common Stock"), of Witco Corporation (the "Company") of the same class as those shares registered under the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on June 30, 1995 (Registration No. 33-60755). The contents of the Registration Statement are hereby incorporated herein by reference and made a part hereof.

          Filed as Exhibit 4 hereto is Amendment No. 1 to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries (the "Plan"), which makes the Plan available to employees who are not "key employees", increases the number of shares of Common Stock available for option awards from 2,600,000 shares to 3,600,000 shares and increases the maximum numbers of option shares of Common Stock that may be granted to any person during the term of the plan from 1,300,000 shares to 2,000,000 shares.

Exhibits

          The following documents are filed as a part of this Registration Statement:

Exhibit   Description

   4 Amendment No. 1 to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries

   5      Opinion of Cravath, Swaine & Moore

  15      Letter re:  unaudited interim financial information

 23.1     Consent of Cravath, Swaine & Moore (included in Exhibit 5)


 23.2     Consent of Ernst & Young LLP

  24      Powers of attorney (included on the signature pages hereto)

                          POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM R. TOLLER, WILLIAM E. MAHONEY, MICHAEL D. FULLWOOD and DUSTAN E. MCCOY, acting severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on June 4, 1996.

                                       WITCO CORPORATION



                                       By:/s/ WILLIAM R. TOLLER
                                          --------------------------
                                          William R. Toller
                                          Chairman of the Board and
                                          Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICERS:


          Name                Title                       Date


/s/ WILLIAM R. TOLLER     Chairman of the Board,       June 4, 1996
- -----------------------   Chief Executive Officer
  William R. Toller       and Director


/s/ WILLIAM E. MAHONEY    Vice Chairman, Chief         June 4, 1996
- -----------------------   Operating Officer
  William E. Mahoney      and Director

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


/s/ MICHAEL D. FULLWOOD   Executive Vice President     June 4, 1996
- ------------------------  and Chief Financial Officer
  Michael D. Fullwood

DIRECTORS:


/s/ SIMEON BRINBERG       Director                     June 4, 1996
- -----------------------
  Simeon Brinberg


/s/ WILLIAM G. BURNS      Director                     June 4, 1996
- -----------------------
  William G. Burns


/s/ WILLIAM R. GRANT      Director                     June 4, 1996
- -----------------------
  William R. Grant


/s/ RICHARD M. HAYDEN     Director                     June 4, 1996
- -----------------------
  Richard M. Hayden


/s/ HARRY G. HOHN         Director                     June 4, 1996
- -----------------------
  Harry G. Hohn


/s/ L. JOHN POLITE, JR.   Director                     June 4, 1996
- -----------------------
  L. John Polite, Jr.


/s/ DAN J. SAMUEL         Director                     June 4, 1996
- -----------------------
  Dan J. Samuel


/s/ BRUCE F. WESSON       Director                     June 4, 1996
- -----------------------
  Bruce F. Wesson

/s/ WILLIAM WISHNICK      Director                     June 4, 1996
- -----------------------
  William Wishnick


          Pursuant to the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on June 4, 1996.



                             1995 STOCK OPTION PLAN FOR EMPLOYEES OF
                             WITCO CORPORATION AND ITS SUBSIDIARIES


                             By  /s/ WILLIAM R. GRANT
                               -------------------------------------
                               Name:  William R. Grant
                               Member of the Organization and
                               Compensation Committee of the
                               Board of Directors

                             Exhibit Index



Exhibit   Description

4 Amendment No. 1 to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries

5         Opinion of Cravath, Swaine & Moore

15        Letter re:  unaudited interim financial information

23.1      Consent of Cravath, Swaine & Moore (contained within Exhibit 5)

23.2      Consent of Ernst & Young LLP

24        Powers of attorney (included on the signature pages hereto)

                                                             Exhibit 4



                        Amendment No. 1 to the
                1995 Stock Option Plan for Employees of
                Witco Corporation and its Subsidiaries


Section 1.     ESTABLISHMENT.

          Witco Corporation hereby establishes the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries.

Section 2.     PURPOSE.

          The purpose of the Plan is to: (a) create a strong and clear link between rewards for employees of the Company and its subsidiaries and the creation of value for the Company's shareholders; (b) attract and retain the highest caliber employees to the Company and its subsidiaries by insuring that the Company's total compensation opportunities are fully comparable to opportunity levels among competing employers; and (c) promote a stakeholder orientation among employees of the Company and its subsidiaries by providing a meaningful opportunity to own shares of the Company.

Section 3.     DEFINITIONS.

          (a) Affiliate means (a) any corporation that is a member of the "controlled group of corporations" that includes the Company, determined in accordance with the Code Section 1563(a) without regard to Code Sections 1563(a)(4) and (e)(3)(C), and (b) any organization that is part of a group of trades or businesses under common control pursuant to Code Section 414(b) that includes the Company.

          (b) Board of Directors shall mean the Board of Directors of the Company.

          (c) Change in Control shall be deemed to have occurred if:

               (i) any "person", as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, other than an Affiliate or any employee benefit plan sponsored by the Company or an Affiliate becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the "Voting Stock" (which means the capital stock of any class or classes of the Company having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation) of the Company;

               (ii) 33 1/3% of the Board of Directors consists of individuals other than the members of the Board of Directors on January 1, 1994 (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director:

               (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

               (iv) the Company combines with another company (whether or not the Company is the surviving corporation) and immediately after the combination, the shareholders of the Company immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, more than 20% of the Voting Stock of the combined company; or

               (v) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company occurs.

          (d) Code shall mean the Internal Revenue Code of 1986, together with any applicable amendments. References to Sections of the Code shall refer to any corresponding provisions of subsequent legislation.

          (e) Committee shall mean the Organization and Compensation Committee of the Board of Directors composed and acting as described in Section 4.

          (f) Company shall mean Witco Corporation, a Delaware corporation.

          (g) Date of Exercise shall mean the date on which both the payment of the Option Price and written request for the Shares to be purchased are received by the Secretary of the Company.

          (h) Date of Grant shall mean the date the Option is granted pursuant to the provisions of Section 13.

          (i) Effective Date shall have the meaning set forth in
Section 12.

          (j) Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          (k) Fair Market Value shall mean the closing price of the Shares on the New York Stock Exchange-Composite Transactions Tape on the applicable valuation date or, if no trade of the Shares shall have been made on that day, the next preceding day on which there was a trade of the Shares.

          (l) Incentive Stock Option shall mean an Option meeting the requirements of Section 422 of the Code.

          (m) Nonqualified Stock Option shall mean all Options which are not Incentive Stock Options.

          (n) Option or Options shall mean the Option or Options to purchase Shares granted pursuant to the provisions of this Plan and evidenced in the Optionee's Stock Option Agreement.

          (o) Optionee shall mean the officer or other key employee to whom an Option is granted.

          (p) Option Price shall mean the price per Share which the Optionee must pay to purchase Shares pursuant to an Option, as determined under the Plan and set forth in the Optionee's Stock Option Agreement.

          (q) Plan shall mean the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, as presently adopted and as amended from time to time.

          (r) Shares shall mean shares of the common stock of the Company ($5.00 par value), or in the event that the outstanding shares of the common stock of the Company are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, then such other stock or securities.

          (s) Stock Option Agreement, which is dated as of the Date of Grant, shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Shares pursuant to the Plan.

          (t) Subsidiaries or Subsidiary shall mean all Subsidiaries or any Subsidiary as such term is defined in Section 424(f) of the Code.

Section 4.     ADMINISTRATION.

          The Plan shall be administered by the Committee, which shall consist of three or more persons who shall be members of the Board of Directors and who shall be disinterested persons as defined from time to time in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee.

          The Committee will, in its discretion, determine (subject to the terms of the Plan) the officers and other employees to be granted Options, the time or times at which Options shall be granted, and the number of Shares subject to each Option, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and the manner in which Options may be exercised. In making such determination, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

          The Committee shall hold its meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. The Company shall grant Options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and provisions for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

Section 5.     OPTION SHARES.

          The maximum number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 3,600,000 Shares (subject to adjustment as provided in Section 10). Notwithstanding any other provision in the Plan, no person shall be granted Options for more than 2,000,000 shares (subject to adjustment as provided in Section 10) during the term of this Plan. The Shares issued under the Plan may be either issued Shares reacquired by the Company at any time and held in its Treasury or authorized but unissued Shares, as the Board of Directors from time to time may determine.

          In the event that any outstanding Options under the Plan for any reason expire or are terminated, the Shares allocable to the unexercised portion of all of such Options shall again be available for the future grant of an Option or Options under the Plan.

Section 6.     ELIGIBILITY.

          Options will be granted only to persons who are employees of the Company or its Subsidiaries. The term "employees" shall include officers as well as other employees of the Company or any Subsidiary and shall include directors who are also employees of the Company or any Subsidiary.

          No Incentive Stock Option may be granted to any individual who, on the Date of Grant, owns (within the meaning of Section 422(b)(6) of the Code) directly or indirectly stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, direct or indirect ownership shall be determined in accordance with the attribution rules of Section 424(d) of the Code.

          An individual may be granted more than one Option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an Option for a larger number of Shares than is recommended for such individual by the Committee.

Section 7.     LIMITATION APPLICABLE ONLY TO INCENTIVE STOCK OPTIONS.

          To the extent that the aggregate Fair Market Value of the Shares determined as of the Date of Grant with respect to which Incentive Stock Options (determined without regard to this sentence) are granted to an Optionee after 1986 and are exercisable for the first time by an Optionee in any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 (or such other maximum amount which may hereafter be specified under Section 422 of the
Code), such Options shall be treated as Options which are not Incentive Stock Options by taking such Options into account in the order in which granted.

Section 8.     TERMS AND CONDITIONS OF OPTIONS.

          Each Option granted under the Plan shall be evidenced by a Stock Option Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall determine, provided that such Stock Option Agreement shall clearly and separately identify Nonqualified Stock Options and Incentive Stock Options and that the substance of the following terms and conditions shall be included therein:

          (a) Option Price. The Option Price at which each Share covered by such Option may be purchased shall be determined by the Committee and shall be no less than 100 percent (100%) of the Fair Market Value of the Shares on the Date of Grant.

          (b) Nontransferable. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during the Optionee's lifetime, only by the Optionee.

          (c) Exercise After Termination of Employment. Except as provided hereafter in this paragraph (c), only those Options exercisable as of the date of the Optionee's termination of employment (determined after application of paragraph (g) hereof) may be exercised, and such Options shall be exercisable during the ninety
(90) day period following such termination, provided that in no event shall Options be exercisable after the expiration of ten (10) years from the Date of Grant or such earlier date as may be specified hereunder. Options granted under the Plan shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Company or any Subsidiary. Notwithstanding the foregoing provisions of this paragraph (c), upon termination of employment by (i) early retirement or normal retirement by an Optionee, each as determined pursuant to the Witco Corporation Retirement Plan, (ii) death or (iii) disability as determined pursuant to the Witco Corporation Long Term Disability Plan, any Option which would otherwise not then be exercisable shall become immediately exercisable and such Options shall be exercisable during the three (3) year period following such termination; provided, however, that except in the case of the death of the Optionee, the exercise of any Incentive Stock Option shall qualify for Incentive Stock Option treatment only if the Optionee has been an employee of the Company or any Subsidiary at all times during the period beginning with the Date of Grant and ending on the day three (3) months (or one (1) year in the case of an Optionee permanently and totally disabled as defined in
Section 22(e)(3) of the Code) before the Date of Exercise of such Option. In the event of any question regarding the meaning of the terms "termination", "early retirement", "normal retirement" or "disability" the determination of the Committee shall be final and binding. If any Optionee who has terminated employment for a reason other than death shall die holding an Option that is not fully exercised, such Option may be exercised, to the extent it could have been exercised by the decedent, at any time within the greater of one year after such date of death or the remainder of the period in which the Optionee could have exercised the Option had he or she not died, but in no event beyond the original term of the Option.

          (d) Term of Option. No Option shall be exercisable prior to six (6) months after the Date of Grant or the date of shareholder approval of the Plan, whichever is later, or after (i) the expiration of ten (10) years from the Date of Grant or (ii) such earlier date as may be specified hereunder.

          (e) Death of Optionee. In the event of the death of an Optionee, any Option theretofore granted to such person which is then exercisable as provided in paragraph (c) shall be exercisable only by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution.

          (f) No Right to Continuance of Employment. Nothing contained in the Plan or in any Stock Option Agreement shall confer upon any Optionee any right of continuance of employment by the Company or its Subsidiaries, nor interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Optionee's employment or change the Optionee's compensation at any time.

          (g) Dismissal for Cause. In the event that any Optionee shall be dismissed from the employ of the Company or any of its Subsidiaries for any reason which the Committee determines to constitute good cause for dismissal, the Company shall notify such Optionee of such determination and any Option still held by such person at such time shall be canceled effective as of the date of such Optionee's termination of employment. The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

Section 9. EXERCISE OF OPTIONS - PURCHASE OF SHARES.

          Unless otherwise determined by the Committee (subject to Section 8(d) hereof), twenty percent (20%) of the total number of Shares subject to an Option shall become exercisable one year from Date of Grant and twenty percent (20%) on each of the four succeeding anniversaries, subject to the limitations imposed on exercise in the Stock Option Agreement. An Optionee's right to purchase Shares with respect to an Option which becomes exercisable in installments shall be cumulative during the term of the Option. An Option shall be exercised by payment to the Company of the Option Price accompanied by a written request specifying the number of Shares with respect to which such Option is exercised on the Date of Exercise. However, the Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

          Payment of the Option Price shall be in cash, or such other consideration as the Committee shall determine in its sole discretion, to be substantially equivalent to cash (including cashless exercise procedures), or by surrender of stock certificates representing like common stock of the Company having an aggregate Fair Market Value, determined as of the Date of Exercise, equal to the number of Shares with respect to which such Option is exercised multiplied by the Option Price per share; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for Shares by the surrender of stock certificates representing like common stock of the Company.

          No Optionee or Optionee's executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person or persons under the terms of the Plan and Stock Option Agreement. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 10.

Section 10. CHANGE IN STOCK, ADJUSTMENTS, ETC.

          In the event that the outstanding Shares are hereafter increased or decreased or changed into, or exchanged for, a different number of shares or kind of shares or other securities of the Company or another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of Shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and the kind of Shares for purchase of which Options may be granted under the Plan, including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustments in the number and in the kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding Options shall be made without change of the total Option Price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option Price per share; provided, however, that each such adjustment in the number and kind of Shares subject to the outstanding Options, including any adjustments in the Option Price, shall be made in such manner as not to constitute a modification as defined in Section 424(h) of the Code. Any such adjustment made by the Committee shall be conclusive.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 11. DURATION, AMENDMENT AND TERMINATION.

          The Board of Directors may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interest of the Company, without further action on the part of the shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option, and provided further, that unless the shareholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective for which shareholder approval is required in order to satisfy the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act, the Code, the New York Stock Exchange, or any other applicable laws.

          It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board of Directors is authorized to amend the plan and to make any such modifications to Stock Option Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better the purposes of the Plan in light of any amendments made to Rule 16b-3.

          No Option shall be granted under the Plan after March 1, 2005, but Options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 12. EFFECTIVE DATE OF THE PLAN.

          The Plan shall be effective on the date approved by the Board of Directors (the "Effective Date"), subject to the approval of the Plan within twelve (12) months of its Effective Date by the shareholders of the Company. After the Effective Date, the Options may be granted as provided herein subject to such subsequent shareholder approval.

Section 13. DATE OF GRANT.

          The Date of Grant of an Option pursuant to the Plan shall be the date the Committee's decision that an Option shall be granted becomes final or such later date as specified by the Committee. The Company shall submit to the Optionee a Stock Option Agreement duly executed by and on behalf of the Company, with the request that the Optionee execute such Agreement and return it to the Secretary of the Company within thirty (30) days after it is mailed by the Company to the Optionee.

Section 14. NO OBLIGATION TO EXERCISE OPTION.

          Granting of an Option shall impose no obligation on the Optionee to exercise such Option.

Section 15. WITHHOLDING TAXES.

          The Company's obligations to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. Accordingly, the Company may either (i) reduce the number of Shares otherwise issuable, subject to such limitations as may be imposed by Rule 16b-3 under Section 16(b) of the Exchange Act, or (ii) require reimbursement from the holder equal to the withholding applicable under federal, state and local income tax laws and regulations.

Section 16. EFFECT OF CHANGE IN CONTROL OR TENDER OFFER.

          (a) Each Stock Option Agreement entered into pursuant to the Plan shall provide that Options granted under the Plan shall be exercisable in full for a period of thirty (30) days following the date of a Change in Control of the Company.

          (b) A tender offer or exchange offer for shares which results in a Change in Control shall be deemed to constitute a Tender Offer.

          (c) All Options outstanding at the end of the thirty (30) day period in subsection (a) hereof shall be surrendered to the Secretary of the Company for cancellation in exchange for a settlement payment. The amount paid in settlement for the surrender and cancellation of each Option shall be the higher of:

          (i) the excess of the Fair Market Value of the Shares subject to the Option (regardless of exercisability) at the end of the period specified in subsection (a) hereof over the Option Price; or

          (ii) the excess of the "Offer Price per Share" (as hereinafter defined), if any, of the Shares subject to the Option
(regardless of exercisability) over the Option Price.

          As used in subparagraph (ii) above, the term "Offer Price per Share" shall mean the highest price per Share payable in any Tender Offer which was in effect at any time during the period beginning sixty (60) days prior to the date on which such Option was surrendered. Any securities or other property which are part of the consideration paid for Shares in a Tender Offer shall be valued in determining the Offer Price per Share at the valuation placed on such securities or property by the corporation, person or other entity making the Tender Offer.

          (d) The Committee at any time may exempt from the operation of subsections (a) and (c) hereof any outstanding Option selected by the Committee or may exempt all outstanding Options. No exemption shall, however, be effective after payment or delivery of Shares has been made in settlement of a surrendered Option.

          (e) The Committee shall have sole discretion to determine whether settlement payments shall be made wholly in cash, wholly in Shares or by a combination of cash and Shares. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid in cash.

          (f) To the extent that the exercise of an Option during the thirty (30) day period referred to in subsection (a) above or the surrender of an Option as provided for in subsection (c) above would result in liability under Section 16(b) of the Exchange Act to an Optionee, the Committee shall exempt from the operation of subsections
(a) and (c) hereof any such Options, pursuant to subsection (d) above, until such time that the exercise of such Option would not result in liability under Section 16(b) of the Exchange Act.

Section 17. OTHER TERMS.

          Stock Option Agreements evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

                            [Letterhead of]

                        CRAVATH, SWAINE & MOORE











                                                          June 7, 1996


                           Witco Corporation
                    Form S-8 Registration Statement


Dear Sirs:

          We have acted as counsel for Witco Corporation, a Delaware Corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,000,000 shares of Common Stock, par value $5.00 per share, of the Company (the "Common Stock"), which may be issued pursuant to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, as amended (the "Plan").

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

          Based upon the foregoing, we are of opinion that the Common Stock is validly authorized and, when issued under the Plan in accordance with the terms thereof for consideration having a value not less than the par value thereof, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



                                        Very truly yours,

                                        /s/ Cravath, Swaine & Moore

Witco Corporation
   One American Lane
      Greenwich, CT 06831-2559

                                                            Exhibit 15


              LETTER RE: UNAUDITED FINANCIAL INFORMATION

                         ACKNOWLEDGMENT LETTER

                             June 6, 1996







The Board of Directors
Witco Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, of our report dated May 10, 1996 relating to the unaudited condensed consolidated interim financial statements of Witco Corporation and Subsidiary Companies which is included in its Form 10-Q for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.



                                       ERNST & YOUNG LLP



Stamford, Connecticut

                                                          Exhibit 23.2


                    CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries of our report dated January 29, 1996 (except for Note 7, as to which the date is February 12, 1996,), with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP



Stamford, Connecticut
June 6, 1996